(1)	Dr. Philippe Chambon, in his capacity as a member of the investment committees of DLJCC (as defined below) and of DLJLBO (as defined below), may be deemed to beneficially own the shares as to which this Form 4 relates. Dr. Chambon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

	Sprout Capital IX,
L.P. (Sprout IX), Sprout Capital VIII, L.P. (Sprout VIII), Sprout Capital VII, L.P. (Sprout VII), Sprout CEO Fund, L.P. (Sprout CEO), Sprout Entrepreneurs Fund, L.P. (Sprout Entrepreneurs), Sprout IX Plan Investors, L.P. (IX Plan), Sprout Plan Investors, L.P. (Plan Investors), Sprout Venture Capital, L.P. (Sprout Venture) and DLJ ESC II, L.P. (ESC II) are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation (DLJCC), a Delaware corporation acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of Sprout IX, Sprout VIII, Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P. (Associates IX), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment
decisions made on behalf of Sprout IX.   DLJ Capital Associates IX, Inc.
(DLJCA IX), a Delaware corporation, is the managing general partner of Associates IX. DLJ Associates VIII, L.P. (Associates VIII), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate
in investment decisions made on behalf of Sprout VIII.   DLJ Capital
Associates VIII, Inc. (DLJCA VIII), a Delaware corporation, is the managing general partner of Associates VIII. DLJ Associates VII, L.P. (Associates
VII), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. (DLJCA VII), a Delaware corporation, is the managing general partner of Associates VII. Dr. Chambon is a limited partner of Associates IX, Associates VIII and Associates VII. DLJ LBO Plans Management Corporation II (DLJLBO), a Delaware corporation, is the general partner of IX Plan and Plan Investors and, as such, is responsible for each of their day-to-day management. DLJLBO makes all of the investment decisions on behalf of IX Plan and Plan Investors.


(2)	Reflects a
1-for-1.3676 reverse stock split, which becomes effective immediately prior to the time the registration statement filed in connection with the issuers initial public offering becomes effective, pursuant to which each share of Series B Preferred Stock were converted into 0.7312 shares of common stock upon the closing of the issuers initial public offering. Includes 2,393 shares owned directly by DLJCC, 62,432 shares owned directly by ESC II, 717,454 shares owned directly by Sprout VIII, and 43,047 shares owned directly by Sprout Venture.

(3)	After conversion of all of the
Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock, the aggregate number of shares includes 174,641 shares owned directly by DLJCC, 130,532 shares owned directly by ESC II, 830,437 owned directly by Sprout VII, 2,046,353 shares owned directly by Sprout VIII, 1,941,301 shares owned directly by Sprout IX, 7,648 shares owned directly by Sprout Entrepreneurs, 9,666 shares owned directly by Sprout CEO, 112,061 shares owned directly by IX Plan, 47,203 shares owned directly by Plan Investors, and 122,817 shares owned directly by Sprout Venture.


(4)	Reflects a 1-for-1.3676 reverse stock split, which becomes effective immediately prior to the time the registration statement filed in connection with the issuers initial public offering becomes effective, pursuant to which each share of Series C Preferred Stock were converted into 0.7312 shares of common stock upon the closing of the issuers initial public offering. Includes 1,532 shares owned directly by DLJCC, 39,957 shares owned directly by ESC II, 459,451 shares owned directly by Sprout VIII, and 27,589 shares owned directly by Sprout Venture.


(5)	Reflects a 1-for-1.3676 reverse stock split, which becomes effective immediately prior to the time the registration statement filed in connection with the issuers initial public offering becomes effective, pursuant to which each share of Series D Preferred Stock were converted into 0.7312 shares of common stock upon the closing of the issuers initial public offering. Includes 13,826 shares owned directly by DLJCC, 1,140,624 shares owned directly by Sprout IX, 4,495 shares owned directly by Sprout Entrepreneurs, and 65,843 shares owned directly by IX Plan.


(6)	Reflects a 1-for-1.3676 reverse stock split, which becomes effective immediately prior to the time the registration statement filed in connection with the issuers initial public offering becomes effective, pursuant to which each share of Series E Preferred Stock were converted into 0.7312 shares of common stock upon the closing of the issuers initial public offering. Includes 26,391 shares owned directly by DLJCC, 22,488 shares owned directly by ESC II, 238,973 shares owned directly by Sprout
IX, 259,499 shares owned directly by Sprout VIII, 142,771 shares owned directly by Sprout VII, 1,662 shares owned directly by Sprout CEO, 941 shares owned directly by Sprout Entrepreneurs, 15,574 shares owned directly by Sprout Venture, and 13,794 shares owned directly by IX Plan.


(7)	Reflects a 1-for-1.3676 reverse stock split, which becomes effective immediately prior to the time the registration statement filed in connection with the issuers initial public offering becomes effective, pursuant to which each share of Series F Preferred Stock were converted into 0.89133 shares of common stock upon the closing of the issuers initial public offering. Includes 5,783 shares owned directly by DLJCC, 398,944 shares owned directly by Sprout VIII, 367,389 shares owned directly by Sprout IX, 1,447 shares owned directly by Sprout Entrepreneurs, 23,943 shares owned directly by Sprout Venture, 21,207 shares owned directly by IX Plan and 34,573 shares owned directly by Plan Investors.


(8)	Reflects a 1-for-1.3676 reverse stock split, which becomes effective immediately prior to the time the registration statement filed in connection with the issuers initial public offering becomes effective, pursuant to which each share of Series F-1 Preferred Stock were converted into 0.89133 shares of common stock upon the closing of the issuers initial public offering. Includes 1,840 shares owned directly by DLJCC, 126,961 shares owned directly by Sprout VIII, 116,919 shares owned directly by Sprout IX, 460 shares owned directly by Sprout Entrepreneurs, 7,620 shares owned directly by Sprout Venture 6,749 shares owned directly by IX Plan, and 11,002 shares owned directly by Plan Investors.

(9) 	These
shares were automatically converted into common stock upon the closing of the issuers initial public offering of common stock.

(10)	Not
Applicable.